Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jill Ramsey, Chief Executive Officer of a.k.a. Brands Holding Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of a.k.a. Brands Holding Corp. for the fiscal year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of a.k.a. Brands Holding Corp.

a.k.a. Brands Holding Corp.

Date: March 9, 2023	By:	/s/ Jill Ramsey
	Name:	Jill Ramsey
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)